INVESTOR RIGHTS AGREEMENT


                  THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of January 26, 2005 by and among Usurf America, Inc., a Nevada corporation (the "Company"), the shareholders of the Company who are listed on Appendix 1 attached hereto (such shareholders, are referred to herein collectively as the "Shareholders" and individually as a "Shareholder"), and Douglas O. McKinnon ("McKinnon"), Richard E. Wilson ("Wilson"), Byron Young ("Young"), and David Weisman (together with McKinnon, Wilson and Young, the "Current Directors").

                  WHEREAS, each of the Shareholders holds the Equity Securities in the Company set forth opposite such Shareholder's name on Appendix 1;

                  WHEREAS, the Shareholders received their Equity Securities pursuant to that certain Securities Purchase Agreement, dated January 26, 2005 (the "Purchase Agreement");

                  WHEREAS, the Current Directors are each members of the Board of Directors of the Company, and each deems it to be in the best interest of the Company to enter into this Agreement;

                  WHEREAS, the Company, the Shareholders and the Current Directors desire to enter into this Agreement in order to provide for certain rights and responsibilities as set forth herein; and

                  WHEREAS, capitalized terms used in this Agreement, except as otherwise defined, shall have the meaning ascribed to them in ARTICLE 4 hereof.

                  NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       DIRECTORS AND OFFICERS OF THE COMPANY

      1.1. BOARD OF DIRECTORS

                  The Company, each Shareholder (for so long as such Shareholder owns any Equity Securities) and each Current Director shall take or cause to be taken all such action within their respective power and authority (including without limitation the voting of shares of Equity Securities held by such Shareholder or the taking of action by consent with respect to such shares) as may be required:

                  1.1.1. to maintain the quorum requirements for actions of the Board of Directors such that a quorum shall (a) consist of at least a majority of the Directors and (b) include the Directors appointed pursuant to Sections
1.1.2 and 1.1.3 below; and to maintain the voting requirements for actions of the Board of Directors at a majority of Directors present at a meeting at which there is a quorum, except in respect of such matters as this Agreement, the Articles of Incorporation, as amended, or the Bylaws of the Company may impose a greater voting requirement;

                  1.1.2. to ensure that until the termination of the Effectiveness Period (as defined in that certain Registration Rights Agreement (the "Registration Rights Agreement") by and among the Company and the Shareholders, dated the date hereof), Mr. Ed Garneau shall be a Director, and that during such time period, upon his death or resignation, the Shareholders holding a majority of the aggregate Common Stock issued to the Shareholders pursuant to the Securities Purchase Agreement (including shares of Series B Convertible Preferred Stock considered on an as if converted to Common Stock basis) and held by such Shareholders at such time (the "Requisite Stock") shall fill the vacancy created thereby;

                  1.1.3. to ensure that until the termination of the Effectiveness Period, that in addition to Mr. Ed Garneau, one person nominated by the Shareholders holding the Requisite Stock shall be a Director, and that during such time period, any vacancy created by the death or resignation of such Director shall be filled by the Shareholders holding the Requisite Stock;

                  1.1.4. to use its best efforts to prevent any action from being taken by the Board of Directors of the Company during the pendency of any vacancy due to death, resignation or removal of a Director, unless the shareholders entitled to designate a person for election to fill such vacancy shall have failed to do so within ten (10) days after being given written notice of such vacancy, provided, however, that this Section 1.1.4 shall not apply in circumstances in which action is required by the Board of Directors to protect the best interests of the Company; and

                  1.1.5. to cause the Articles of Incorporation, as amended, and Bylaws of the Company, as amended, to conform to, and to be consistent with, any amendments to this Agreement.

      1.2. SPECIAL APPOINTMENT RIGHTS.

                  Notwithstanding any other provision of this Agreement, at any time (i) on or after the first anniversary of this Agreement, the Company has insufficient financial resources to meet its obligations, including without limitation, an inability to pay any debt when due or having debts due and accruing which exceed the value of its assets, (ii) the Board of Directors or a court of competent jurisdiction determines that the Company has (A) made a material misrepresentation in the Purchase Agreement or the transaction documents related thereto, (B) breached a covenant of the Purchase Agreement that has resulted in a material adverse effect on the operations, business or financial condition of the Company, or (C) has committed fraud in connection with either the Purchase Agreement (and the transaction documents related thereto) or the transactions contemplated thereby, or (iii) it is discovered that an undisclosed liability of the Company existed at the time of the Closing (as defined in the Purchase Agreement) that exceeded ten (10) percent of the Company's market value (calculated by multiplying the number of outstanding shares of the Company's common stock, par value $.0001 (the "Common Stock") on the Closing Date (defined in the Purchase Agreement) by the daily volume weighted average price of the Common Stock for the Closing Date (or the nearest preceding date) on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern
Time) using the VAP function), the Company, each Shareholder (for so long as such Shareholder owns any Equity Securities) and each Current Director shall take or cause to be taken all such action within their respective power and authority (including without limitation the voting of shares of Equity Securities held by such Shareholder or the taking of action by consent with respect to such shares) to (X) increase the such number of members of the Company's Board of Directors by the number of Directors that shall constitute a minimum majority of the Board of Directors, and (Y) grant to the holders of the Requisite Stock the right, to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships.

2.       COVENANTS OF THE COMPANY

                  The Company hereby covenants as set forth in this ARTICLE 2 with each Shareholder that, in addition to any provisions of Nevada law requiring approval of an action by directors or shareholders of a Nevada corporation, the Company shall comply with the covenants and agreements set forth in this ARTICLE 2, and the Current Directors hereby covenant that they will not take any action to cause the Company to take any action inconsistent with this ARTICLE 2 unless the Shareholders holding the Requisite Stock shall have consented otherwise in advance in writing. Each Shareholder (for so long as such Shareholder owns any Equity Securities) and each Current Director shall take or cause to be taken all such action within their respective power and authority (including without limitation the voting of shares of Equity Securities held by such Shareholder or the taking of action by consent with respect to such shares) as may be required to cause the Company to comply with the covenants and agreements of the Company set forth in this ARTICLE 2.

      2.1. SPECIAL VOTING RIGHTS

                  Prior to the termination of the Effectiveness Period, the Company shall not (in any case, by merger, consolidation, operation of law or otherwise), and shall not permit Sovereign Partners, LLC, a Colorado limited liability company ("Sovereign"), without first having provided written notice of such proposed action to each Shareholder and having obtained the affirmative vote or written consent of the Shareholders holding the Requisite Stock:

                  (i) declare or pay any dividends or make any distributions of cash, property or securities in respect of its capital stock, or apply any of its assets to the redemption (other than pursuant to Section 3 hereof), retirement, purchase or other acquisition of its capital stock, directly or indirectly, through Subsidiaries or otherwise;

                  (ii) reclassify any capital stock of the Company in a manner;

                  (iii) authorize or issue, or obligate itself to issue, any equity securities, convertible debt or other debt with any equity participation, or any securities convertible into or exercisable or exchangeable for any equity securities at a price less than $0.10 per share, on an as converted to common stock basis, except that the Company shall be permitted to issue up to 20,000,000 shares of Common Stock in exchange for debt obligations and contingent liabilities, which issuance(s) shall be unrestricted and may be at a price less than $0.10 per share;

                  (iv) permit any Subsidiary of the Company to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such Subsidiary, to any person or entity other than the Company;

                  (v) amend, alter or repeal any provision of, or add any provision to its Articles of Incorporation, as amended (including, without limitation, increasing the total number of shares of Common Stock or any other class of Equity Securities that the Company shall have the authority to issue, except to increase the number of authorized shares of Common Stock, as may be required to satisfy the Company's obligations under the Purchase Agreement and the documents related thereto) or its Bylaws as in effect on the date hereof;

                  (vi) effect any merger, consolidation, or sale, transfer or license of all or substantially all of its assets;

                  (vii) incur any indebtedness in excess of $100,000;

                  (viii) make any material investments or acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise;

                  (ix) commence, or join with any Person or entity in commencing, any bankruptcy, reorganization or insolvency case or proceeding against the Company, Sovereign or any other Subsidiary;

                  (x) liquidate, dissolve or wind up the Company or Sovereign;

                  (xi) effectuate a Change of Ownership, Fundamental Change or Organic Change;

                  (xii) increase its number of Directors (except as may required by Section 1.2 hereof); or

                  (xiii) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the Shareholders holding the Requisite Stock.

                  Further, the Company shall not, by reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Section 2. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder.

3.       EFFECTIVENESS OF AGREEMENT

                  This Agreement is effective for all purposes as of the date first set forth above.

4.       DEFINITIONS

                  Capitalized terms used in this Agreement shall have the meaning ascribed to them as follows:

                  "Agreement" shall mean this Investor Rights Agreement.

                  "Change of Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the capital stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock of the Company immediately prior to such sale, transfer or issuance owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's Board.

                  "Company" shall mean Usurf America, Inc., a Nevada corporation.

                  "Common Stock" shall mean the common stock of the Company, par value $.0001 per share.

                  "Current Director" shall have the meaning ascribed to that term in the Recitals of this Agreement.

                  "Director" shall have the meaning ascribed to that term in
SECTION 1.1.1.

                  "Equity Security(ies)" shall mean any share of any class or series of capital stock of the Company or any right or option to acquire any share of capital stock of the Company and shall include the Common Stock and Series B Convertible Preferred Stock.

                  "Fundamental Change" means: (a) any sale or transfer of more than fifty percent (50%) of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Company's Board immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's Board.

                  "Organic Change" shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Series B Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Company, par value $.0001 per share.

                  "Shareholder" shall have the meaning ascribed to that term in the Recitals of this Agreement.

                  "Sovereign" shall have the meaning ascribed to that term in
SECTION 2.1.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

5.       MISCELLANEOUS

      5.1. ADDITIONAL ACTIONS AND DOCUMENTS

                  Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

      5.2. ASSIGNMENT

                  Neither the Company nor any Shareholder shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, (a) unless such person shall have obtained the prior written consent of all the other parties, or (b) unless and to the extent that such assignment is in connection with a transfer of Equity Securities. Any purported assignment of this Agreement contrary to the terms hereof shall be null and void and of no force and effect.

      5.3. ENTIRE AGREEMENT; AMENDMENT

                  This Agreement, including the Appendices and Exhibits hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the all of the Shareholders.

      5.4. WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      5.5. LIMITATION ON BENEFIT

                  It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

      5.6. BINDING EFFECT

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

      5.7. GOVERNING LAW

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Colorado (excluding the choice of law rules thereof).

      5.8. NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:

                  (i)      If to the Company: Usurf America, Inc.
                           390 Interlocken Crescent, Suite 900
                           Broomfield, CO  80021

                  (ii)     If to a Shareholder:

                           To such Shareholder's address on Appendix 1 hereto.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, mailed transmitted, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      5.9. HEADINGS

                  Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      5.10. EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                      USURF AMERICA, INC.


                                      By:/s/ Douglas O. McKinnon
                                         ---------------------------------------
                                      Name: Douglas O. McKinnon
                                           -------------------------------------
                                      Title: President & CEO
                                            ------------------------------------


                                      SHAREHOLDERS:

                                      DD FAMILY PROPERTIES, L.L.C.


                                      BY: /s/ Edouard A Garneau
                                         ---------------------------------------
                                      NAME: EDOUARD A GARNEAU
                                      TITLE: LLC MANAGER

                                      THUNDERBIRD MANAGEMENT LIMITED PARTNERSHIP


                                      BY: /s/ Edwin L. Buckmaster
                                         ---------------------------------------
                                      NAME: EDWIN L. BUCKMASTER
                                      TITLE: GENERAL PARTNER

                                      SEARLS FAMILY, LLLP


                                      BY: /s/ Robert Searls
                                         ---------------------------------------
                                      NAME: ROBERT SEARLS
                                      TITLE: GENERAL PARTNER

                                      KRANTZ FAMILY, LLLP


                                      BY: /s/ Stanley Krantz
                                         ---------------------------------------
                                      NAME: STANLEY KRANTZ
                                      TITLE: GENERAL PARTNER

                                      DOLPHIN BAY, LLC


                                      BY: /s/ Jeffrey W. Fiebig
                                         ---------------------------------------
                                      NAME: JEFFREY W. FIEBIG
                                      TITLE: LLC MANAGER

                                      NEW OPPORTUNITIES, LLC


                                      BY: /s/ Paul T. Garneau
                                         ---------------------------------------
                                      NAME: PAUL T. GARNEAU
                                      TITLE: LLC MANAGER

                                      /s/ Kenneth Miller
                                      -----------------------------------
                                      KENNETH MILLER

                                      /s/ Jeffrey Schetgen
                                      -------------------------------------
                                      JEFFREY SCHETGEN

                                      /s/ Thomas Beck
                                      -------------------------------------
                                      THOMAS BECK

                                      /s/ Brent E. Couch
                                      -------------------------------------
                                      BRENT E. COUCH

                                      /s/ Jeff Fiebig
                                      -------------------------------------
                                      JEFF FIEBIG

                                      /s/ Craig Cook
                                      -------------------------------------
                                      CRAIG COOK

                                      /s/ Curt A. Bushman
                                      -------------------------------------
                                      CURT A. BUSHMAN

                                      /s/ Michael P. Petrusich
                                      -------------------------------------
                                      MICHAEL P. PETRUSICH

                                      CURRENT DIRECTORS:

                                      /s/ Ed Garneau
                                      -------------------------------------
                                      Ed Garneau

                                      /s/ Douglas O. McKinnon
                                      -------------------------------------
                                      Douglas O. McKinnon

                                      /s/ Richard E. Wilson
                                      -------------------------------------
                                      Richard E. Wilson

                                      /s/ Byron Young
                                      -------------------------------------
                                      Byron Young

                                      /s/ David Weisman
                                      -------------------------------------
                                      David Weisman

                                   APPENDIX 1
                  SHAREHOLDERS AND COMPANY SECURITIES HOLDINGS

                        SHAREHOLDER                                        COMPANY SECURITIES HOLDINGS
                        -----------                                        ---------------------------
DD FAMILY PROPERTIES, LLC                                                            27.777%
THUNDERBIRD MANAGEMENT LIMITED PARTNERSHIP                                            9.522%
SEARLS FAMILY, LLLP                                                                  10.708%
KRANTZ FAMILY, LLLP                                                                   8.924%
DOLPHIN BAY, LLC                                                                      8.567%
NEW OPPORTUNITIES, LLC                                                                2.838%
KENNETH MILLER                                                                       22.639%
JEFFREY SCHETGEN                                                                      1.345%
THOMAS BECK                                                                           2.500%
BRENT E. COUCH                                                                        2.500%
JEFF FIEBIG                                                                           1.000%
CRAIG COOK                                                                            1.000%
CURT A. BUSHMAN                                                                       0.340%
MICHAEL P. PETRUSICH                                                                  0.340%

                            INVESTOR RIGHTS AGREEMENT

                                      AMONG

                              USURF AMERICA, INC.,
                              A NEVADA CORPORATION

                                       AND

                         THE SHAREHOLDERS OF THE COMPANY
                      LISTED ON APPENDIX 1, ATTACHED HERETO

                                JANUARY 26, 2005